Exhibit 10.2 2015 ANNUAL INCENTIVE PLAN Purpose The purpose of the 2015 Annual Incentive Plan (the “Plan”) is to attract, retain, motivate, and reward salaried employees for successful Company, Business Unit and individual performance with awards that are commensurate with the level of performance attained. Eligibility Each salaried employee employed by U. S. Concrete and its 100% owned subsidiary companies will be considered an eligible participant in the Plan. In order to receive any award under this Plan, the employee must be an active employee or on an approved leave of absence at the time of the payment of any bonus award. Employees who leave the Company, either voluntarily or involuntarily, prior to the payment of the bonus award will be ineligible for an award. Salaried employees hired prior to November 1, 2015 will receive a pro-rata share for any award they are eligible to receive under the provisions of the Plan. Employees hired on or after November 1 are ineligible for a 2015 bonus award. In order to receive an award, an Individual Performance Review must be completed by the salaried employee’s supervisor and submitted to Human Resources on or before January 31, 2016. Threshold Performance Level In order for a bonus to be awarded, the overall Company EBITDA performance must be equal to or greater than 80% of budget. The EBITDA performance to budget can be adjusted at the discretion of the Compensation Committee to reflect non-recurring items, and/or the impact of acquisitions and divestitures. In the event that the overall Company EBITDA performance to budget does not exceed 80%, the Compensation Committee may approve the creation of a reduced bonus pool for award to specific individuals and/or Business Units with superior performance. As the Company and Business Unit EBITDA increases, so does the bonus pool dollars and the percent of target bonus payout (Exhibit I). Award Calculation The percent of a target bonus available is determined first by the size of the bonus pool created by the Company’s EBITDA performance to budget, and then by (i) the Company’s EBITDA performance, (ii) the Business Unit’s EBITDA performance, and (iii) the individual’s performance relative to specific goals and objectives.

2015 ANNUAL INCENTIVE PLAN Page 2 The weighting for each of these three performance criteria is as follows: Employees Grade 16 and Above: Criteria Weighting Range U.S. Concrete EBITDA 20-30%* Business Unit EBITDA 45% Individual Individual Goal Performance 25-35% Total 100% The criteria weighting established by the Chief Executive Officer for the Vice President/General Manager of each Business Unit must be applied to all plan participants Grade 16 and higher within that Business Unit. Employees Grade 15 and Below: Criteria Weighting Range U.S. Concrete EBITDA 20-25%* Business Unit EBITDA 50% Individual Individual Goal Performance 25-30% Total 100% The Vice President/General Manager of each Business Unit has the discretion to determine the appropriate criteria weighting, within the above listed ranges, for individual participants in Grade 15 and below. *The bonus award for eligible employees in the Corporate Office will be based 75% on the total U.S. Concrete EBITDA performance. Individual Performance Each employee’s individual performance target bonus is based on their salary grade level and is expressed as a percentage of their annual base pay (see Exhibit II). Starting with the 2015 Plan, the Business Unit Regional Vice Presidents/General Managers will have their individual performance targets increased from 40% to 50% of their annual base pay. Employees who are promoted into a higher grade level position prior to June 1, 2015 will have their bonus calculated on the higher target bonus percentage (and base salary if appropriate). The target bonus percentage for employees promoted on or after June 1 will be prorated to reflect the mid-year grade level and salary increase. An employee’s personal performance relative to their annual goals and objectives will be evaluated and based upon the Individual Performance Scale (see Exhibit I.) This scale allows employees with superior goal performance to receive a larger percentage of their target bonus.

2015 ANNUAL INCENTIVE PLAN Page 3 Bonus Awards All bonus awards are contingent on the approval of the Compensation Committee and Board of Directors. All payments will be paid as soon as administratively feasible after the previous year’s financial results are finalized. An individual (other than the CEO who may not receive more than 200% of his target bonus) may not receive more than 150% of their target bonus. Plan Administration The Plan shall be administered by the Chief Executive Officer, the Chief Financial Officer, and the Vice President of Human Resources, referred to collectively hereafter as the “Plan Administrators.” The Plan Administrators shall have sole authority to construe and interpret the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to exercise discretion in interpolating performance levels and award payouts outside of or within designated ranges, and to take all such steps and make all such determinations in connection with the Plan and Bonus Payments granted hereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants. Plan Communication A copy of the Plan (including Exhibits) and the performance review form should be distributed to each eligible employee. Retirement, Termination, Death and Disability The Plan Administrators may, but are not required to, grant a pro-rated bonus award as it deems advisable to an eligible employee (or beneficiary in the event of death) who terminates employment during 2015 due to retirement, involuntary termination not for cause, or disability. Payment of this pro-rated bonus will be made at the same time payment is made to other participants in accordance with the terms and conditions of this Plan, and may require the participants to sign a waiver and release with the Company. No Right to Continued Employment The Plan shall not create any contractual or other right to receive a bonus award or other benefits in the future. All determinations with respect to any such payments shall be made at the sole discretion of the Plan Administrators. An employee’s participation in the Plan shall not create a right to further employment nor interfere with the ability of the Company to terminate their employment with or without cause. Termination The Plan is in effect for the 2015 calendar year. The Plan Administrators may at any time suspend the operation of or terminate the Plan. /s/ William J. Sandbrook William J. Sandbrook President and CEO U.S. Concrete, Inc.

2015 ANNUAL INCENTIVE PLAN

Exhibit I

	2015 Bonus Scale - Overall Company Performance					Business Unit Scale		Individual Performance Scale	
	USC Consolidated EBITDA (pre bonus)	EBITDA Achieve as % of Budget	Bonus % of EBITDA	Max Bonus Payout	% of Employee Target	BU EBITDA Achieve as % of Budget	% of Employee Target	% of Goal Achieved	% of Employee Target
Maximum Payout	166,829	150.0%	7.2%	12,000	150.0%	150.0%	150.0%	150.0%	150.0%
	164,604	148.0%	7.2%	11,840	148.0%	148.0%	148.0%	148.0%	148.0%
	162,380	146.0%	7.2%	11,680	146.0%	146.0%	146.0%	146.0%	146.0%
	160,155	144.0%	7.2%	11,520	144.0%	144.0%	144.0%	144.0%	144.0%
	157,931	142.0%	7.2%	11,360	142.0%	142.0%	142.0%	142.0%	142.0%
	155,707	140.0%	7.2%	11,200	140.0%	140.0%	140.0%	140.0%	140.0%
	153,482	138.0%	7.2%	11,040	138.0%	138.0%	138.0%	138.0%	138.0%
	151,258	136.0%	7.2%	10,880	136.0%	136.0%	136.0%	136.0%	136.0%
	149,033	134.0%	7.2%	10,720	134.0%	134.0%	134.0%	134.0%	134.0%
	146,809	132.0%	7.2%	10,560	132.0%	132.0%	132.0%	132.0%	132.0%
	144,585	130.0%	7.2%	10,400	130.0%	130.0%	130.0%	130.0%	130.0%
	142,360	128.0%	7.2%	10,240	128.0%	128.0%	128.0%	128.0%	128.0%
	140,136	126.0%	7.2%	10,080	126.0%	126.0%	126.0%	126.0%	126.0%
	137,912	124.0%	7.2%	9,920	124.0%	124.0%	124.0%	124.0%	124.0%
	135,687	122.0%	7.2%	9,760	122.0%	122.0%	122.0%	122.0%	122.0%
	133,463	120.0%	7.2%	9,600	120.0%	120.0%	120.0%	120.0%	120.0%
	131,238	118.0%	7.2%	9,440	118.0%	118.0%	118.0%	118.0%	118.0%
	129,014	116.0%	7.2%	9,280	116.0%	116.0%	116.0%	116.0%	116.0%
	126,790	114.0%	7.2%	9,120	114.0%	114.0%	114.0%	114.0%	114.0%
	124,565	112.0%	7.2%	8,960	112.0%	112.0%	112.0%	112.0%	112.0%
	122,341	110.0%	7.2%	8,800	110.0%	110.0%	110.0%	110.0%	110.0%
	120,117	108.0%	7.2%	8,640	108.0%	108.0%	108.0%	108.0%	108.0%
	117,892	106.0%	7.2%	8,480	106.0%	106.0%	106.0%	106.0%	106.0%
	115,668	104.0%	7.2%	8,320	104.0%	104.0%	104.0%	104.0%	104.0%
	113,443	102.0%	7.2%	8,160	102.0%	102.0%	102.0%	102.0%	102.0%
2015 Budget	111,219	100.0%	7.2%	8,000	100.0%	100.0%	100.0%	100.0%	100.0%
	110,107	99.0%	7.0%	7,720	96.5%	99.0%	96.5%	99.0%	96.5%
	108,995	98.0%	6.8%	7,440	93.0%	98.0%	93.0%	98.0%	93.0%
	107,882	97.0%	6.6%	7,160	89.5%	97.0%	89.5%	97.0%	89.5%
	106,770	96.0%	6.4%	6,880	86.0%	96.0%	86.0%	96.0%	86.0%
	105,658	95.0%	6.2%	6,600	82.5%	95.0%	82.5%	95.0%	82.5%
	104,546	94.0%	6.0%	6,320	79.0%	94.0%	79.0%	94.0%	79.0%
	103,434	93.0%	5.8%	6,040	75.5%	93.0%	75.5%	93.0%	75.5%
	102,321	92.0%	5.6%	5,760	72.0%	92.0%	72.0%	92.0%	72.0%
	101,209	91.0%	5.4%	5,480	68.5%	91.0%	68.5%	91.0%	68.5%
	100,097	90.0%	5.2%	5,200	65.0%	90.0%	65.0%	90.0%	65.0%
	98,985	89.0%	5.0%	4,920	61.5%	89.0%	61.5%	89.0%	61.5%
	97,873	88.0%	4.7%	4,640	58.0%	88.0%	58.0%	88.0%	58.0%
	96,761	87.0%	4.5%	4,360	54.5%	87.0%	54.5%	87.0%	54.5%
	95,648	86.0%	4.3%	4,080	51.0%	86.0%	51.0%	86.0%	51.0%
	94,536	85.0%	4.0%	3,800	47.5%	85.0%	47.5%	85.0%	47.5%
	93,424	84.0%	3.8%	3,520	44.0%	84.0%	44.0%	84.0%	44.0%
	92,312	83.0%	3.5%	3,240	40.5%	83.0%	40.5%	83.0%	40.5%
	91,200	82.0%	3.2%	2,960	37.0%	82.0%	37.0%	82.0%	37.0%
	90,087	81.0%	3.0%	2,680	33.5%	81.0%	33.5%	81.0%	33.5%
80% of Budget	88,975	80.0%	2.7%	2,400	30.0%	80.0%	30.0%	80.0%	30.0%

2015 budget excludes API, includes a $3.0 million contingency and is before bonus expense of $8.4 million.

With respect to the CEO's annual bonus award, the above USC Consolidated EBITDA and Individual Performance Scales may be extrapolated for an award of up to 200% of target.

Page 4

2015 ANNUAL INCENTIVE PLAN Page 5 Exhibit II 2015 Individual Target Bonus Percentage Chart * Effective with the 2015 Annual Incentive Plan, all Regional Vice President/General Managers of a Business Unit have a target bonus incentive of 50% Grade Level Target 21 100% 20 60% 19 50%* 19 40% 18 35% 17 30% 16 25% 15 20% 14 15% 13 12.50% 12 10% 11 5% 10 5% 9 and below 3%